Exhibit 99.2

Case 1:23-cv-01273-JGK	Document 55-3	Filed 07/16/26	Page 1 of 7

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

IN RE LATCH INC. DERIVATIVE	Lead Case No. 1:23-cv-01273-JGK
LITIGATION	EXHIBIT C

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER
DERIVATIVE ACTION

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TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF LATCH, INC. (“LATCH” OR THE “COMPANY”) COMMON STOCK AS OF JULY 16, 2026, WHO CONTINUE TO OWN SUCH SHARES (“CURRENT LATCH STOCKHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT OF THE ACTION, LATCH STOCKHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE, AND FROM PURSUING PLAINTIFFS’ RELEASED CLAIMS.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

PLEASE TAKE NOTICE that this action is being settled on the terms set forth in a Stipulation and Agreement of Settlement dated July 16, 2026 (the “Stipulation”). The purpose of this Notice is to inform you of:

●       the existence of the above-captioned consolidated stockholder derivative action pending in the United States District Court for the Southern District of New York (the “Court”), styled In Re Latch Inc. Derivative Litigation, Lead Case No. 1:23-cv-01273-JGK (S.D.N.Y.) (the “Action”);

●       the proposed settlement between Plaintiffs1 and Defendants (together, “Parties”) reached in the Action (the “Settlement”);

●       the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement and dismissal of the Action with prejudice;

●       Plaintiffs’ Counsel’s application to the Court for the Fee and Expense Amount; and

●       Plaintiffs’ Counsel’s application to the Court for case Service Awards to the two Plaintiffs.

This Notice describes what steps you may take in relation to the Settlement. This Notice is not an expression of any opinion by the Court about the truth or merits of Plaintiffs’ claims or Defendants’ defenses. This Notice is solely to advise you of the proposed Settlement of the Action and of your rights in connection with the proposed Settlement.

1 All capitalized terms that are not otherwise defined shall have the definitions as set forth in the Stipulation.

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Summary

On July 16, 2026, Latch, in its capacity as a nominal defendant, entered into the Stipulation to resolve the Action, which Stipulation was filed in the Court. The Action was brought derivatively on behalf of Latch against certain current and former directors and officers of the Company. Latch was named as a nominal defendant in the Action. The Stipulation and the settlement contemplated therein (the “Settlement”), subject to the approval of the Court, are intended by the Parties to fully, finally, and forever compromise, resolve, discharge, and settle Plaintiffs’ Released Claims and to result in the dismissal of the Action with prejudice, upon the terms and subject to the conditions set forth in the Stipulation. The proposed Settlement provides for the adoption and maintenance of certain corporate governance reforms and procedures, as outlined in Exhibit A to the Stipulation (the “Reforms”).

Subject to Court approval, the Parties agreed that the Company shall pay or cause its insurers to pay to Plaintiffs’ Counsel attorneys’ fees and expenses in the amount of four hundred fifty thousand dollars ($450,000.00) (the “Fee and Expense Amount”). Plaintiffs’ Counsel shall also apply to the Court for service awards to be paid to the two Plaintiffs in an amount of up to two thousand dollars ($2,000.00) each (the “Service Awards”), to be paid out of the Fee and Expense Amount.

This notice is a summary only and does not describe all of the details of the Stipulation. For full details of the matters discussed in this summary, please see the full Stipulation and its exhibits posted on the investor relations page of the Company’s website, door.com/press -release, contact Plaintiffs’ Counsel as set forth below, or inspect the full Stipulation filed with the Clerk of the Court.

What is the Lawsuit About?

The Action is brought derivatively on behalf of nominal defendant Latch and alleges that, inter alia, from May 13, 2021 to August 25, 2022, at least, the Individual Defendants breached their fiduciary duties by making and/or causing the Company to make false and misleading statements and omissions to the public regarding various of the Company’s financial metrics, including Revenue, Total Bookings, and Total Annual Recurring Revenue. In particular, the Action alleges that improper accounting procedures were used to calculate the Company’s quarterly and annual reports filed with the U.S. Securities and Exchange Commission (“SEC”), requiring the restatement of certain previously-issued financial statements. The Action alleges that, as a result of the foregoing, the Company experienced reputational and financial harm.

Why is there a Settlement of the Action?

The Court has not decided in favor of Defendants or Plaintiffs. Instead, the Parties agreed to the Settlement to avoid the distraction, costs, and risks of further litigation, and because the Parties agree that the Reforms that the Company will adopt, implement, and maintain provide substantial benefits to Latch and its stockholders.

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Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Plaintiffs in the Action. Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Action. Each Defendant expressly maintains that at all relevant times, he or she acted in good faith and in a manner that he or she reasonably believed to be in the best interests of Latch stockholders. Each Defendant further denies that Plaintiffs, Latch, or its stockholders suffered damage or were harmed as a result of his or her acts, omissions, or conduct alleged, or could have been alleged, in the Action. Individual Defendants and Latch expressly reserve all rights, defenses, and objections to the Action.

Nonetheless, Defendants have concluded that it is desirable for the Action to be fully and finally settled in the matter and upon the terms and conditions set forth in the Stipulation. Latch and Individual Defendants have also taken into account the uncertainty, burden, and risks inherent in any litigation, including the Action. None of the Stipulation or its terms or provisions, entry of the Judgment, any document or exhibit referred or attached to the Stipulation, or any action taken to carry out this Stipulation, is, may be construed as, or may be used as evidence of, an admission by the Individual Defendants or Latch of any fault, wrongdoing, or concession of liability whatsoever.

The Settlement Hearing, and Your Right to Object to the Settlement

On _____ __, 2026, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein (the “Preliminary Approval Order”) and providing for notice of the Settlement to be provided to Current Latch Stockholders. The Preliminary Approval Order further provides that the Court will hold a hearing on October 6, 2026 at 3:30 p.m. before the Honorable John G. Koeltl, at the United States District Court for the Southern District of New York, Daniel Patrick Moynihan United States Courthouse, 500 Pearl St., New York, New York 10007, in Courtroom 14A (the “Settlement Hearing”) to, among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of the Company and its stockholders; (ii) consider any objections to the Settlement submitted in accordance with this Notice; (iii) determine whether a judgment should be entered dismissing all claims in the Action with prejudice, and releasing the Plaintiffs’ Released Claims against the Defendants’ Released Persons; (iv) determine whether the Court should approve the agreed-to Fee and Expense Amount; (v) determine whether the Court should approve the Service Awards for the two Plaintiffs, which shall be funded from the Fee and Expense Amount; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement.

The Court may, in its discretion, change the date and/or time of the Settlement Hearing without further notice to you. If you intend to attend the Settlement Hearing, please consult the Court’s calendar for any change to the date and/or time of the Settlement Hearing.

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Any Current Latch Stockholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, or to the Fee and Expense Amount or Service Awards, may file with the Court a written objection. An objector must, at least twenty-one (21) days prior to the Settlement Hearing: (1) file with the Clerk of the Court and serve (either by hand delivery or by first class mail) upon the below listed counsel a written objection to the Settlement setting forth (i) a written notice of objection with the case name and number (In re Latch Inc. Derivative Litigation, Lead Case No. 1:23-cv-01273-JGK (S.D.N.Y.)); (ii) the Person’s name, legal address, and telephone number; (iii) notice of whether such Person intends to appear at the Settlement Hearing and the reasons such Person desires to appear and be heard, and whether such Person is represented by counsel and if so, contact information for counsel; (iv) competent evidence that such Person held shares of Latch common stock as of the date of the Stipulation and continues to hold such stock as of the date the objection is made, including the date(s) such shares were acquired; (v) a statement of objections to any matters before the Court, the grounds therefor, as well as all documents or writings such Person desires the Court to consider; and (vi) the identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their expected testimony. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and from objecting at the Settlement Hearing, except for good cause shown.

IF YOU MAKE A WRITTEN OBJECTION, IT MUST BE RECEIVED BY THE CLERK OF THE COURT NO LATER THAN SEPTEMBER 15, 2026. The Clerk’s address is:

Clerk of the Court
United States District Court for the Southern District of New York
Daniel Patrick Moynihan United States Courthouse
500 Pearl St.
New York, NY10007

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN SEPTEMBER 15, 2026. Counsel’s addresses are:

Counsel for Plaintiffs:

THE BROWN LAW FIRM, P.C.

Timothy Brown

1350 Avenue of the Americas, Suite 1200

New York, NY 10019

Telephone: (516) 922-5427

HYNES & HERNANDEZ, LLC

Michael J. Hynes

101 Lindenwood Drive, Suite 225

Malvern, PA 19355

Telephone: (484) 875-3116

Counsel for Defendants:

LATHAM & WATKINS LLP

Kristin N. Murphy

650 Town Center Drive, 20th Floor
Costa Mesa, CA 92626-1925
Telephone: (714) 540-1235

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An objector may file an objection on his, her, or its own or through an attorney hired at his, her, or its own expense. If an objector hires an attorney to represent him, her, or it for the purposes of making such objection, the attorney must serve (either by hand delivery or by first class mail) a notice of appearance on the counsel listed above and file such notice with the Court no later than twenty-one (21) calendar days before the Settlement Hearing. Any Latch stockholder who does not timely file and serve a written objection complying with the above terms shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred.

Any objector who files and serves a timely, written objection in accordance with the instructions above, may appear at the Settlement Hearing either in person or through counsel retained at the objector’s expense. Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.

If you are a Current Latch Stockholder and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Judgment of the Court and will forever be barred from raising an objection to the settlement in the Action, and from pursuing any of the Released Claims.

CURRENT LATCH STOCKHOLDERS AS OF JULY 16, 2026 WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

Interim Stay and Injunction

Pending the Court’s determination as to final approval of the Settlement, Plaintiffs and all other Latch stockholders, derivatively on behalf of Latch, are barred and enjoined from commencing, prosecuting, instigating, continuing, or in any way participating in the commencement or prosecution of any action asserting any Plaintiffs’ Released Claims derivatively against any of the Defendants’ Released Persons.

Scope of the Notice

This Notice is a summary description of the Action, the complaints, the terms of the Settlement, and the Settlement Hearing. For a more detailed statement of the matters involved in the Action, reference is made to them in the Stipulation and its exhibits, copies of which may be reviewed and downloaded at the Investor Relations page of the Company’s website, door.com/investors.

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You may obtain further information by contacting Plaintiffs’ Counsel at: Timothy Brown, The Brown Law Firm, P.C., 1350 Avenue of the Americas, Suite 1200, New York, NY 10019, Telephone: (516) 922-5427, E-mail: tbrown@thebrownlawfirm.net or Michael J. Hynes, Hynes & Hernandez, LLC, 101 Lindenwood Drive, Suite 225, Malvern, PA 19355, Telephone: (484) 875-3116, E-mail: mhynes@hh-lawfirm.com.

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PLEASE DO NOT CALL THE COURT OR DEFENDANTS WITH QUESTIONS ABOUT THE SETTLEMENT.

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